Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-271298 on Form S-4 of our report dated August 31, 2022, relating to the financial statements of Kimball International, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP Indianapolis, IN April 19, 2023